SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): November 20, 2003


                            ULTRASTRIP SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Florida                      000-25663             65-0841549
 ----------------------------        --------------      -------------------
 (State or other jurisdiction         (Commission          (IRS Employer
      of incorporation)               File Number)        Identification No.)


                 3515 S.E. Lionel Terrace, Stuart, Florida 34997
     ----------------------------------------------------------- ----------
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (772) 287-4846




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Item 5.     Other Events and Regulation F-D Disclosure.

         On November 17, 2003, UltraStrip Systems, Inc. announced that it has awarded Shaw-Robotic Environmental Services, L.L.C. ("Shaw-Robotic"), an affiliate of The Shaw Group Inc. (NYSE) of Baton Rouge, Louisiana, an Exclusive Services Contractor Agreement for North America pursuant to which Shaw-Robotic will be the exclusive contractor for UltraStrip's patented, robotic M3500 water jetting system used for the surface preparation of metal surfaces, such as naval ship repair, storage tanks, and fuel tanks. The Agreement calls for Shaw Robotic to immediately purchase four automated systems. UltraStrip will receive a royalty on all work performed by UltraStrip's robotic equipment. Additional purchases are required to maintain exclusivity and will be necessary as Shaw Robotic expands its operation and secures additional contracting jobs. The initial purchases are in excess of $3 million and Shaw-Robotic retains the right to exercise six one-year options to maintain exclusivity and includes minimum purchases required that would total in excess of $33 million.

A copy of the press release making such announcement is filed herewith as
Exhibit 99.1 and is incorporated by reference herein.



Item 7.     Financial Statements and Exhibits.

             (c)  Exhibits

             99.1  Press Release dated November 17, 2003


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ULTRASTRIP SYSTEMS, INC.


                                            By:    /s/ Stephen R. Johnson
                                                   --------------------------
                                            Name:  Stephen R. Johnson
                                            Title:    Chief Executive Officer



Dated:  November 20, 2003


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                                  EXHIBIT INDEX
                            -------------------------

         99.l              Press Release dated November 17, 2003